FBL FINANCIAL GROUP, INC.
CASH-BASED RESTRICTED SURPLUS UNIT PLAN
Effective November 18, 2015

1.Purpose of the Plan. The purpose of the FBL Financial Group, Inc. Cash-Based Restricted Surplus Unit Plan (the “Plan”) is to attract and retain the best available personnel for positions of substantial responsibility, by providing additional incentive to officers, employees, advisors and consultants of FBL Financial Group, Inc. (the “Company”) and its affiliates identified by the Stock Subcommittee of the Management Development and Compensation Committee of the Board of Directors of the Company (the “Subcommittee”). To facilitate the purpose of this Plan, the Subcommittee may issue restricted surplus units (the “Units”) to such officers, employees, advisors and consultants (the “Participants”) selected by it from time to time. The value of a Participant’s Units shall be paid to them in cash or cash equivalents in accordance with the terms of this Plan.

2.Administration of the Plan.

2.1    General. The Plan shall be administered by the Subcommittee.

2.2    Powers. The Subcommittee shall have full discretionary power and authority to: (a) select the Participants to whom awards of Units may from time to time be granted hereunder (an “Award”); (b) determine the number of Units granted to each Participant pursuant to an Award; (c) determine the forfeiture, vesting and other terms, conditions and restrictions of any Award granted hereunder; (d) determine whether, to what extent, and under what circumstances Awards may be canceled; (e) interpret and administer the Plan and any instrument or agreement entered into under the Plan; (f) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (g) make any other determination and take any other action that the Subcommittee deems necessary or desirable for administration of the Plan, provided that such determination or action is not inconsistent with the terms of this Plan or any order or resolution of the Company’s Board of Directors.

2.3    Binding Authority. The decisions of the Subcommittee shall be final, conclusive, and binding with respect to the interpretation and administration of the Plan and Awards. The Subcommittee shall make, in its sole discretion, all determinations arising in the administration, construction, or interpretation of the Plan and Awards, including the right to construe ambiguous or disputed Plan or Award terms and provisions, and any such determination shall be conclusive and binding on all Persons.

3.Terms and Conditions of Awards.
(a) Each Award shall consist solely of Units.

(b)On any date a Unit is granted, the Subcommittee shall designate the notional value thereof. Thereafter the value of such Unit (the “Value”) shall increase or decrease based on the financial performance of Farm Bureau Property & Casualty Insurance Company, upon such terms as may be determined by the Subcommittee in its sole discretion.

(c)The Units awarded to a Participant may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, except upon the death of a Participant by will or by the laws of descent and distribution.

(d)No Participant shall receive awards under this Plan in any calendar year with an aggregate value in excess of $3,000,000.

3.2    Award Agreements. The number of Units granted to each Participant pursuant to an Award and the forfeiture, vesting and other terms, conditions and restrictions of any Award granted hereunder shall be set forth in a Restricted Surplus Unit Agreement in the form determined by the Subcommittee from time to time (the “Award Agreement”). The terms of each Award Agreement may vary from one Award to another and from one Participant to another, but must in all cases be consistent with the terms of this Plan. A Participant shall have no rights with respect to an Award and will be deemed to have rejected their Award unless and until they have signed and returned their Award Agreement to the Subcommittee within the time period designated by the Subcommittee.

3.3    Participant Accounts. Upon the execution of an Award Agreement by a Participant, the Company shall establish a separate account maintained on the books of the Company (the “Participant Account”) and credit to such account the number of Units set forth in such Participant’s Award Agreement. All amounts credited to the Participant’s Account shall for all purposes be a part of the general assets of the Company. The Participant’s interest in his or her Participant Account shall only be that of a general, unsecured creditor of the Company.

3.4    Form and Timing of Payment. The Participants shall be paid the Value of their Units in cash or cash equivalents in accordance with the terms of their Award Agreement and this Plan; provided, however:

(a)    Any payment that represents the deferral of compensation within Section 409A of the Internal Revenue Code of 1986, as amended from time to time, shall be made no earlier than allowed pursuant to Section 409A(a)(2) of the Code and, without limiting the foregoing, no payment shall be made to a “specified employee” as defined in Section 409A(a)(2)(B), earlier than allowed by Section 409A(a)(2)(B) of the Code;

(b)    Once designated in an Award Agreement, neither the time nor schedule of a payment may be accelerated in violation of Section 409A(a)(3) of the Code; and

(c)    Once designated in an Award Agreement, neither the time nor the schedule of a payment may be further deferred in violation of Section 409A(a)(4) of the Code.

4.Adjustments upon Changes in Capitalization. Subject to Section 5 of this Plan, in the event of a “Change of Capitalization,” the Subcommittee shall conclusively determine the appropriate adjustments, if any, to the surplus of Farm Bureau Property & Casualty Insurance Company to which the Units relate and the number of Units granted to each Participant. For purposes of this Plan, the term “Change of Capitalization” means any change in the surplus of Farm Bureau Property & Casualty Insurance Company by reason of a reclassification, recapitalization, merger, consolidation, reorganization, change in corporate structure or otherwise.

5.Statutory Compliance.

5.1    Section 409A. This Plan and each Award Agreement shall, to the extent possible, be interpreted and operated in a manner to avoid the application of Section 409A(a)(1) of the Code. Notwithstanding anything in this Plan or an Award Agreement to the contrary, the Subcommittee shall be authorized to take any unilateral action, including the amendment of this Plan and any Award Agreement, that it deems necessary or desirable to avoid the application of or noncompliance with Section 409A of the Code; provided, however, that neither the Company, the Subcommittee or any other officer, employee or agent shall have any liability to a Participant with respect to any amount paid or payable by the Participant by reason of the application or violation of Section 409A of the Code.

5.2    Section 162(m). For so long as the Company is a “Publicly Held Corporation,” the terms of any Award granted to a “Covered Employee” shall, if designated as “Performance Based Compensation” by the Subcommittee, comply with Section 162(m)(4)(C) of the Code and the Treasury Regulations promulgated thereunder. The terms “Publicly Held Corporation, “Covered Employee” and “Performance Based Compensation” shall each have the definitions set forth in Section 162(m) of the Code. The terms of this Plan and any applicable Award Agreement shall be interpreted and operated in a manner consistent with the foregoing and any discretion that the Subcommittee has that is inconsistent with the foregoing shall be null and void as to such Award. Notwithstanding anything in this Plan or an Award Agreement to the contrary, the Subcommittee shall be authorized to take any unilateral action, including the amendment of this Plan and any Award Agreement, that it deems necessary or desirable to cause any Award intended to qualify as Performance Based Compensation to comply with Section 162(m)(4)(C) of the Code and the Treasury Regulations promulgated thereunder.

6.    Non-exclusivity. The adoption of the Plan by the Company shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Company to adopt such other incentive arrangements as it may deem desirable and such arrangements may be either applicable generally or only in specific cases.

7.    Amendment and Termination. The Board of Directors of the Company may amend, suspend, discontinue, or terminate the Plan or any portion thereof in a manner consistent with Section 5 of the Plan.

8.    Choice of Law and Venue. This Plan, and the application or interpretation hereof, shall be governed exclusively by its terms and by the laws of the State of Iowa, without regard to its choice of law provisions.

Certificate of Secretary
I, Denny J. Presnall, Secretary of FBL Financial Group, Inc., do hereby certify that the foregoing FBL FINANCIAL GROUP, INC. CASH-BASED RESTRICTED SURPLUS UNIT PLAN was approved by the Management Development and Compensation Committee of the Board of Directors November 18, 2015.

By:     /s/ Denny J. Presnall
Denny J. Presnall, Secretary
November 18, 2015